As filed with the Securities and Exchange Commission on May 16, 2001
                                                           Registration No.
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                     ----------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                     ----------------------------------
                  International Flavors & Fragrances Inc.
           (Exact name of Registrant as specified in its charter)


          New York                                         13-1432060
   (State or other jurisdiction of                       (IRS Employer
   incorporation or organization)                        Identification No.)

   521 West 57th Street, New York, New York                   10019
   (Address of principal executive offices)                  (Zip Code)

     Registrant's telephone number, including area code (212) 765-5500
                     ----------------------------------

                           Stephen A. Block, Esq.
            Senior Vice President, General Counsel and Secretary
                  International Flavors & Fragrances Inc.
                            521 West 57th Street
                          New York, New York 10019
                         Telephone: (212) 765-5500
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     ----------------------------------

     International Flavors & Fragrances Inc. Deferred Compensation Plan
                     ----------------------------------



                                     CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                        Proposed
                                                                        Maximum          Proposed
                                                     Amount             Offering          Maximum          Amount of
           Title of Each Class of                     to Be            Price per         Aggregate        Registration
        Securities to Be Registered                Registered            Share         Offering Price          Fee
------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Obligations(1).......      $50,000,000(3)           100%         $50,000,000(3)        $12,500
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.12 1/2par value(2)........      4,000,000 Shares(4)     $25.40(5)     $101,600,000(5)       $25,400
                                                                                                             -------
                                                                                            Total            $37,900
                                                                                                             =======
=========================================================================================================================

(1)      The Deferred Compensation Obligations are unsecured obligations of International Flavors & Fragrances
         Inc., a New York corporation ("IFF"), to pay deferred compensation in the future in accordance with the terms of the IFF Deferred Compensation Plan (the "Plan").
(2)      Includes associated rights.
(3)      The amount to be registered is estimated solely for the purpose of calculating the registration fee.
(4)      Represents the number of shares of common stock, par value $0.12 1/2 per share ("Common Stock") of IFF, issuable in accordance with the terms of the Plan.
(5)      Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of IFF's Common Stock on May 9, 2001, as reported on the New York Stock Exchange.



                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                           Introductory Statement

         On December 12, 2000, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of International Flavors & Fragrances Inc. ("IFF") approved and recommended that the Board adopt the proposed "Vision 2001 Compensation Program," including therein, the IFF Deferred Compensation Plan (the "Plan"). The Plan was approved and adopted by the Board on the same day. The Committee will administer the Plan, pursuant to which IFF will provide certain employees and non-employee directors ("Directors") of IFF and its subsidiaries the opportunity to defer receipt of compensation.

Item 1.  Plan Information.

         The document(s) containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The document(s) containing the information specified in Item 2 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by IFF with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference, as of their respective dates, in this Registration Statement:

         (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (ii) Current Reports on Form 8-K dated March 2, 2001, April 27, 2001, April 27, 2001 and May 3, 2001 and Report on Form 8-K/A dated January 17, 2001; and

         (iii) The description of IFF's Common Stock contained in IFF's Registration Statement on Form 8-A dated March 22, 2000, as amended by Amendment No. 1 to IFF's Registration Statement on Form 8-A dated October 2, 2000.

         In addition, all documents hereafter filed by IFF pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

Item 4.  Description of Securities.

         Under the Plan, IFF will provide certain employees and Directors of IFF the opportunity to defer receipt of all or a portion of their cash compensation, payable in the form of salary, annual incentive awards, long-term incentive awards and, in the case of Directors, retainer and meeting fees. In addition, participants may defer the receipt of awards of deferred stock or stock units ("Units"), and, in certain circumstances, shares representing the pre-tax "profit" realized upon the exercise of options (collectively with Units, "Stock-Denominated Deferrals").

         With respect to deferrals by employees, IFF will make limited matching contributions on cash deferrals if, and to the extent, matching contributions under IFF's Retirement Investment Fund Plan (the "RIFP") are limited under the Internal Revenue Code of 1986, as amended, or would have been limited had the employee Plan deferrals been made under the RIFP. Matching contributions made on behalf of a participant will be subject to the vesting rules and risks of forfeiture that would have applied to like matching contributions and the participant's matching contribution account under the RIFP.

           When a participant makes a deferral election, the amounts deferred pursuant to the Plan will be credited by a book entry to the deferral account maintained for the participant (the "Deferral Account"). Participants will be permitted to direct the manner in which cash deferrals will be deemed to be invested, in one or more hypothetical investment vehicles as may be specified from time to time by the committee responsible for the administration of the Plan (the "Committee"), as well as an interest-bearing account and an IFF equivalent common stock fund ("IFF Deferred Stock"). Stock-Denominated deferrals may only be deferred into IFF Deferred Stock.

         Amounts deferred into IFF Deferred Stock are credited with "dividend equivalents." In addition, the Committee may provide for the crediting of additional IFF Deferred Stock ("Premium Shares") as a premium or inducement to participants to elect deferrals that will be credited as IFF Deferred Stock; provided, however, that the crediting of any such additional IFF Deferred Stock on deferrals by Directors shall be subject to approval of the Board. Currently, in certain cases, cash amounts deferred into IFF Deferred Stock are credited with Premium Shares equal to 25% of the number of shares of IFF Deferred Stock resulting from the participant's deferral. A participant will forfeit his or her Premium Shares if, prior to the end of the year following such participant's deferral, such participant experiences a termination of employment (other than due to Disability (as defined in the Plan), Retirement (as defined in the Plan) or death) or withdraws or otherwise receives any amounts deferred into IFF Deferred Stock. The payment of Premium Shares is not applicable to deferrals by Directors or any Stock-Denominated Deferrals into IFF Deferred Stock.

         Deferrals into IFF Deferred Stock are more restrictive than other deferrals under the Plan. For example, IFF Deferred Stock, once acquired, cannot be reallocated into any other investment vehicle. In addition, deferred amounts deemed invested in other investment vehicles may not be reallocated into IFF Deferred Stock.

         Before it adopted the Plan, IFF permitted limited deferrals of annual incentive awards payable under IFF's Management Incentive Compensation Plan ("MICP") and Special Executive Bonus Plan ("SEBP"), and deferrals by Directors under IFF's Directors' Deferred Compensation Plan (collectively, the "Prior Plans"). Amounts deferred under the Prior Plans remain deferred, but become subject to certain terms of the Plan. Specifically, participants will be able to switch the prior deferral amounts among the available funds, except that Prior Plan cash deferral balances may not be switched into IFF Deferred Stock, and MICP and SEBP deferrals that are already deferred in IFF Deferred Stock may not be switched out.

         Participants' Deferral Accounts will be distributed at such time or times and by such form elected by the participant subject to certain restrictions contained in the Plan. Participants who have Prior Plan deferrals will be required to make a new election, on or before June 1, 2001, with respect to the timing and settlement of such Prior Plan deferrals. Specifically, each such participant will be required to make a single election, which will be applicable to all of his or her Prior Plan deferrals (including earnings thereon), to have (1) payments made in a number of installments which is not less than the least number, and not greater than the greatest number, of installments previously elected by such participant with respect to any such Prior Plan deferral and (2) payment commence on a date that occurs no sooner than the earliest and no later than the latest payment commencement date previously elected by such participant with respect to any such Prior Plan deferral.

         Under certain circumstances, a participant may make an election to further defer the distribution date of an existing Deferral Account balance. With respect to cash deferrals, distribution will be made in cash or, in the discretion of the Committee, by delivery of other assets having a fair market value equal to the amount otherwise payable in cash. Distribution of Stock-Denominated Deferrals will be made by delivery of one share of IFF Common Stock for each share of IFF Deferred Stock credited to the applicable participant's account.

         In the event of a Change in Control of IFF (as defined in the Plan), all deferral periods will be automatically accelerated to end at the time of the Change in Control, provided that the Committee may accelerate such settlement in anticipation of a Change in Control, subject to such conditions as the Committee may impose.

         A participant's interest in his or her Deferral Account is only a right to receive payments pursuant to the Plan. Except as described above with respect to Premium Shares, all amounts credited to the deferred compensation accounts on behalf of the participants are nonforfeitable. A participant's account balance and right to settlement of his or her Deferral Account, are not transferable except in the event of death by will or by the laws of descent and distribution or to a beneficiary designated by the participant in accordance with the Plan. Likewise, a participant's account balance and right to settlement of his or her Deferral Account are not subject to alienation, pledge, encumbrance, attachment, garnishment, levy or other legal process.

         The deferred compensation obligations represented by a participant's Deferral Account are only a right to receive payments pursuant to the Plan. The obligations of IFF to make payments to participants in the future in accordance with the terms of the Plan will constitute unsecured general obligations of IFF, and will rank equally with other unsecured and unsubordinated indebtedness of IFF outstanding from time to time.

         The Committee may amend, alter, suspend, discontinue or terminate the Plan at any time provided that, without the consent of a participant, no such action may materially and adversely affect the rights of such participant with respect to any rights to payment of amounts credited to such participant's Deferral Account. The foregoing notwithstanding, the Committee may terminate the Plan and distribute to participants the amounts credited to their Deferral Accounts, and reserves the right to accelerate the settlement of any participant's Deferral Account.

Item 5.  Interests of Named Experts and Counsel.

         Stephen A. Block, Senior Vice President, General Counsel and Secretary of IFF, who has passed upon the legality of the Deferred Compensation Obligations and the validity of the IFF Common Stock offered hereby, is eligible for participation in the Plan.

Item 6.  Indemnification of Officers and Directors.

         On July 24, 1986, New York substantially revised the provisions of the New York Business Corporation Law ("BCL") to permit New York corporations to extend broader protection to their directors and officers by way of indemnity and advancement of expenses than that previously afforded by New York law. On October 31, 1986, the Board amended IFF's By-laws to extend such indemnification and advancement of expenses to its directors and officers. Article II, Section 14 of IFF's By-laws, as amended (the "By-laws"), provides among other things that a corporation may indemnify a person against judgments, fines, amounts paid in settlement and reasonable expenses arising out of litigation, to which such person shall have been made a party by reason of the fact he or she is or was a director or officer of the corporation, unless a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the action so adjudicated, or that he or she personally gained in fact a personal profit or other advantage to which he or she was not entitled. The By-laws also permit IFF to advance litigation expenses of such director or officer upon receipt of an undertaking to repay such advances if the director or officer is ultimately determined not to be entitled to indemnification.

         In July 1987, New York added Section 402(b) to the BCL which permits New York corporations, with shareholder approval, to amend their certificates of incorporation in order to eliminate or limit the personal liability of directors to a corporation and its shareholders for damages arising from breaches of the directors' duty. On May 13, 1988, IFF amended its Certificate of Incorporation by adding a new Article XI which had been approved by the shareholders on May 12, 1988. Article XI provides that no director of IFF shall be personally liable to IFF or its shareholders for damages for any breach of duty as a director. Article XI does not permit elimination or limitation of the liability of any director if a judgment or other final adjudication adverse to him or her establishes that (i) his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally derived a financial profit or other advantage to which he or she was not legally entitled, or (ii) that his or her action involved (a) an improper declaration of any dividend or other distribution, (b) an improper redemption by IFF of its own shares, (c) the distribution of assets to shareholders after dissolution, without paying or adequately providing for, with certain exceptions, known liabilities of IFF or (d) the making of an improper loan to a director. Article XI also does not authorize any limitation on the ability of IFF or its shareholders to obtain injunctive relief, specific performance or other equitable remedies, and would not apply to acts or omissions which occurred prior to the filing of the amendment to IFF's Certificate of Incorporation containing the limitation on directors' liability.

         On December 9, 1975, the Board adopted a resolution pursuant to which IFF is obligated to indemnify, to the extent permitted by law, any director, officer or employee of IFF against any liability arising out of claims under the Employee Retirement Income Security Act of 1974.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


Exhibit No.              Description of Exhibit
--------------           -----------------------

         4.1 Shareholder Protection Rights Agreement, dated as of March 21, 2000, between IFF and The Bank of New York, as Rights Agent (the "Rights Agreement") (incorporated by reference to Exhibit 4 to IFF's Report on Form 8-K dated March 22, 2000).

         4.2 First Amendment, dated as of September 26, 2000, to the Rights Agreement (incorporated by reference to Exhibit 4 to IFF's Report on Form 8-K dated September 27, 2000).

         4.3 Specimen certificate of IFF's Common Stock (incorporated by reference to Exhibit 4(b) to IFF's Registration Statement on Form S-3 dated September 29, 2000).

         5               Opinion of Stephen A. Block.

         15              Not applicable.

         23.1            Consent of PricewaterhouseCoopers LLP.

         23.2            Consent of PricewaterhouseCoopers LLP.

         23.3            Consent of Stephen A. Block (included in Exhibit
                         5).

         24              Powers of Attorney.

         99              Deferred Compensation Plan.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on this 16th day of May, 2001.

                                   INTERNATIONAL FLAVORS & FRAGRANCES INC.


                                   By: /s/ Stephen A. Block
                                      --------------------------------------
                                       Stephen A. Block
                                       Senior Vice President, General Counsel
                                       and Secretary

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                      Title                             Date

               *               Chairman of the Board and Chief    May 16, 2001
    ---------------------      Executive Officer
    Richard A. Goldstein


               *               Senior Vice President and          May 16, 2001
    ---------------------      Chief Financial Officer
    Douglas J. Wetmore         and Director


               *               Director                           May 16, 2001
    -----------------------
    Margaret Hayes Adame


               *               Director                           May 16, 2001
    -----------------------
    J. Michael Cook


               *               Director                           May 16, 2001
    -----------------------
    Peter A. Georgescu


               *               Executive Vice President           May 16, 2001
    -----------------------    and Director
    Carlos A. Lobbosco


               *               Director                           May 16, 2001
    ----------------------
    Arthur C. Martinez


               *               Director                           May 16, 2001
    ----------------------
    Henry P. van Ameringen


               *               Director                           May 16, 2001
    ------------------------
    William D. Van Dyke III


                               *By:  /s/ Stephen A. Block
                                     ---------------------------
                                         Attorney-in-Fact



                              LIST OF EXHIBITS


Exhibit No.              Description of Exhibit
------------             -----------------------

         4.1 Shareholder Protection Rights Agreement, dated as of March 21, 2000, between IFF and The Bank of New York, as Rights Agent (the "Rights Agreement") (incorporated by reference to Exhibit 4 to IFF's Report on Form 8-K dated March 22, 2000).

         4.2 First Amendment, dated as of September 26, 2000, to the Rights Agreement (incorporated by reference to Exhibit 4 to IFF's Report on Form 8-K dated September 27, 2000).

         4.3 Specimen certificate of IFF's Common Stock (incorporated by reference to Exhibit 4(b) to IFF's Registration Statement on Form S-3 dated September 29, 2000).

         5               Opinion of Stephen A. Block.

         15              Not applicable.

         23.1            Consent of PricewaterhouseCoopers LLP.

         23.2            Consent of PricewaterhouseCoopers LLP.

         23.3            Consent of Stephen A. Block (included in Exhibit
                         5).

         24              Powers of Attorney.

         99              Deferred Compensation Plan.




                                                                  EXHIBIT 5

          [LETTERHEAD OF INTERNATIONAL FLAVORS & FRAGRANCES INC.]



                                                              May 16, 2001



Board of Directors
International Flavors & Fragrances Inc.
421 West 57th Street
New York, New York  10019

Ladies and Gentlemen:

                  I am Senior Vice President, General Counsel and Secretary of International Flavors & Fragrances Inc., a New York corporation (the "Company"). In that capacity, I have acted as counsel to the Company in connection with the filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-8 (the "Registration Statement") on the date hereof for the purpose of registering (i) $50,000,000 of certain deferred compensation obligations (the "Deferred Compensation Obligations") which represent unsecured obligations of the Company to pay deferred compensation in the future pursuant to the Deferred Compensation Plan of the Company, effective as of June 1, 2001 (the "Plan") and (ii) 4,000,000 shares of the Company's common stock, par value $0.12 1/2 per share ("Common Stock") held by the Company in treasury (the "Shares"), available for distribution pursuant to the Plan.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement as filed with the Commission on the date hereof; (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the By-laws of the Company, as presently in effect; (v) the Plan; and (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and related matters (the "Resolutions"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such contracts and other records of the Company and such other documents, certificates, resolutions and corporate or other records as I have deemed necessary or appropriate as a basis for rendering the opinions set forth herein.

                  I am admitted to the Bar in the State of New York and I express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States to the extent specifically referred to herein.

                  Based upon and subject to the foregoing, I am of the opinion that:

                  1. When the Deferred Compensation Obligations are issued in accordance with the terms and subject to the conditions of the Plan, such Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general equity principles.

                  2. The Shares have been duly authorized and validly issued by the Company and, when such Shares are distributed in accordance with the terms and subject to the conditions of the Plan and as set forth in the Resolutions, such Shares will be fully paid and non-assessable; provided that the consideration for each Share of Common Stock is not less than the par value thereof.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement and any amendments thereto.

                             Very truly yours,

                             /s/ Stephen A. Block

                             Stephen A. Block





                                                               EXHIBIT 23.1

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of International Flavors & Fragrances Inc., which is incorporated by reference in International Flavors & Fragrances Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 29, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP


New York, New York
May 16, 2001




                                                               EXHIBIT 23.2

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2000, except as it relates to the change in accounting for certain inventories described in Note 1, which is as of January 17, 2001, relating to the Bush Boake Allen Inc. financial statements which appears in the Current Report on Form 8-K/A of International Flavors & Fragrances Inc. dated January 17, 2001.


PricewaterhouseCoopers LLP


Florham Park, NJ
May 16, 2001



                                                                 EXHIBIT 24

                             POWER OF ATTORNEY


                  The undersigned director and/or officer of International Flavors & Fragrances Inc., a New York corporation, which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a new Registration Statement on Form S-8 or on other appropriate form, for the purpose of registering with the Commission "Deferred Compensation Obligations," and up to 4 million shares of the Corporation's Common Stock to be issued upon settlement of accounts, under the Corporation's Deferred Compensation Plan, hereby constitutes and appoints Stephen A. Block or Jodie Simon his (her) attorneys, and each of them his (her) attorney with power to act without the other, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead to sign in any and all capacities such new Registration Statement, and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto such attorneys, and each of them, full power and authority to do so and perform all and every act necessary to be done in connection therewith, as fully to all intents and purposes as he (she) might or could do if personally present, hereby ratifying the acts of such attorneys and each of them.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his
(her) hand and seal this 16th day of May 2001.


                                              /s/ Richard A. Goldstein (L.S.)
                                             --------------------------
                                                  Richard A. Goldstein



                             POWER OF ATTORNEY


                  The undersigned director and/or officer of International Flavors & Fragrances Inc., a New York corporation, which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a new Registration Statement on Form S-8 or on other appropriate form, for the purpose of registering with the Commission "Deferred Compensation Obligations," and up to 4 million shares of the Corporation's Common Stock to be issued upon settlement of accounts, under the Corporation's Deferred Compensation Plan, hereby constitutes and appoints Stephen A. Block or Jodie Simon his (her) attorneys, and each of them his (her) attorney with power to act without the other, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead to sign in any and all capacities such new Registration Statement, and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto such attorneys, and each of them, full power and authority to do so and perform all and every act necessary to be done in connection therewith, as fully to all intents and purposes as he (she) might or could do if personally present, hereby ratifying the acts of such attorneys and each of them.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his
(her) hand and seal this 16th day of May 2001.


                                               /s/ Douglas J. Wetmore (L.S.)
                                              ------------------------
                                                   Douglas J. Wetmore



                             POWER OF ATTORNEY


                  The undersigned director and/or officer of International Flavors & Fragrances Inc., a New York corporation, which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a new Registration Statement on Form S-8 or on other appropriate form, for the purpose of registering with the Commission "Deferred Compensation Obligations," and up to 4 million shares of the Corporation's Common Stock to be issued upon settlement of accounts, under the Corporation's Deferred Compensation Plan, hereby constitutes and appoints Stephen A. Block or Jodie Simon his (her) attorneys, and each of them his (her) attorney with power to act without the other, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead to sign in any and all capacities such new Registration Statement, and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto such attorneys, and each of them, full power and authority to do so and perform all and every act necessary to be done in connection therewith, as fully to all intents and purposes as he (she) might or could do if personally present, hereby ratifying the acts of such attorneys and each of them.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his
(her) hand and seal this 16th day of May 2001.


                                        /s/ Margaret Hayes Adame (L.S.)
                                        -------------------------
                                            Margaret Hayes Adame



                             POWER OF ATTORNEY


                  The undersigned director and/or officer of International Flavors & Fragrances Inc., a New York corporation, which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a new Registration Statement on Form S-8 or on other appropriate form, for the purpose of registering with the Commission "Deferred Compensation Obligations," and up to 4 million shares of the Corporation's Common Stock to be issued upon settlement of accounts, under the Corporation's Deferred Compensation Plan, hereby constitutes and appoints Stephen A. Block or Jodie Simon his (her) attorneys, and each of them his (her) attorney with power to act without the other, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead to sign in any and all capacities such new Registration Statement, and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto such attorneys, and each of them, full power and authority to do so and perform all and every act necessary to be done in connection therewith, as fully to all intents and purposes as he (she) might or could do if personally present, hereby ratifying the acts of such attorneys and each of them.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his
(her) hand and seal this 16th day of May 2001.


                                                /s/ J. Michael Cook (L.S.)
                                                ---------------------
                                                    J. Michael Cook



                             POWER OF ATTORNEY


                  The undersigned director and/or officer of International Flavors & Fragrances Inc., a New York corporation, which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a new Registration Statement on Form S-8 or on other appropriate form, for the purpose of registering with the Commission "Deferred Compensation Obligations," and up to 4 million shares of the Corporation's Common Stock to be issued upon settlement of accounts, under the Corporation's Deferred Compensation Plan, hereby constitutes and appoints Stephen A. Block or Jodie Simon his (her) attorneys, and each of them his (her) attorney with power to act without the other, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead to sign in any and all capacities such new Registration Statement, and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto such attorneys, and each of them, full power and authority to do so and perform all and every act necessary to be done in connection therewith, as fully to all intents and purposes as he (she) might or could do if personally present, hereby ratifying the acts of such attorneys and each of them.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his
(her) hand and seal this 16th day of May 2001.


                                               /s/ Peter A. Georgescu (L.S.)
                                               ------------------------
                                                   Peter A. Georgescu



                             POWER OF ATTORNEY


                  The undersigned director and/or officer of International Flavors & Fragrances Inc., a New York corporation, which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a new Registration Statement on Form S-8 or on other appropriate form, for the purpose of registering with the Commission "Deferred Compensation Obligations," and up to 4 million shares of the Corporation's Common Stock to be issued upon settlement of accounts, under the Corporation's Deferred Compensation Plan, hereby constitutes and appoints Stephen A. Block or Jodie Simon his (her) attorneys, and each of them his (her) attorney with power to act without the other, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead to sign in any and all capacities such new Registration Statement, and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto such attorneys, and each of them, full power and authority to do so and perform all and every act necessary to be done in connection therewith, as fully to all intents and purposes as he (she) might or could do if personally present, hereby ratifying the acts of such attorneys and each of them.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his
(her) hand and seal this 16th day of May 2001.

                                               /s/ Carlos A. Lobbosco (L.S.)
                                              ------------------------
                                                   Carlos A. Lobbosco




                             POWER OF ATTORNEY


                  The undersigned director and/or officer of International Flavors & Fragrances Inc., a New York corporation, which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a new Registration Statement on Form S-8 or on other appropriate form, for the purpose of registering with the Commission "Deferred Compensation Obligations," and up to 4 million shares of the Corporation's Common Stock to be issued upon settlement of accounts, under the Corporation's Deferred Compensation Plan, hereby constitutes and appoints Stephen A. Block or Jodie Simon his (her) attorneys, and each of them his (her) attorney with power to act without the other, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead to sign in any and all capacities such new Registration Statement, and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto such attorneys, and each of them, full power and authority to do so and perform all and every act necessary to be done in connection therewith, as fully to all intents and purposes as he (she) might or could do if personally present, hereby ratifying the acts of such attorneys and each of them.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his
(her) hand and seal this 16th day of May 2001.

                                               /s/ Arthur C. Martinez (L.S.)
                                               ------------------------
                                                   Arthur C. Martinez




                             POWER OF ATTORNEY


                  The undersigned director and/or officer of International Flavors & Fragrances Inc., a New York corporation, which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a new Registration Statement on Form S-8 or on other appropriate form, for the purpose of registering with the Commission "Deferred Compensation Obligations," and up to 4 million shares of the Corporation's Common Stock to be issued upon settlement of accounts, under the Corporation's Deferred Compensation Plan, hereby constitutes and appoints Stephen A. Block or Jodie Simon his (her) attorneys, and each of them his (her) attorney with power to act without the other, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead to sign in any and all capacities such new Registration Statement, and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto such attorneys, and each of them, full power and authority to do so and perform all and every act necessary to be done in connection therewith, as fully to all intents and purposes as he (she) might or could do if personally present, hereby ratifying the acts of such attorneys and each of them.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his
(her) hand and seal this 16th day of May 2001.


                                             /s/ Henry P. van Ameringen (L.S.)
                                             ----------------------------
                                                 Henry P. van Ameringen



                             POWER OF ATTORNEY


                  The undersigned director and/or officer of International Flavors & Fragrances Inc., a New York corporation, which is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a new Registration Statement on Form S-8 or on other appropriate form, for the purpose of registering with the Commission "Deferred Compensation Obligations," and up to 4 million shares of the Corporation's Common Stock to be issued upon settlement of accounts, under the Corporation's Deferred Compensation Plan, hereby constitutes and appoints Stephen A. Block or Jodie Simon his (her) attorneys, and each of them his (her) attorney with power to act without the other, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead to sign in any and all capacities such new Registration Statement, and any and all amendments thereto, and to file the same with all exhibits thereto and other documents in connection therewith, granting unto such attorneys, and each of them, full power and authority to do so and perform all and every act necessary to be done in connection therewith, as fully to all intents and purposes as he (she) might or could do if personally present, hereby ratifying the acts of such attorneys and each of them.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his
(her) hand and seal this 16th day of May 2001.

                                            /s/ William D. Van Dyke III (L.S.)
                                            -----------------------------
                                                William D. Van Dyke III



                                                                 EXHIBIT 99


                  INTERNATIONAL FLAVORS & FRAGRANCES INC.

                         Deferred Compensation Plan











                  INTERNATIONAL FLAVORS & FRAGRANCES INC.

                         Deferred Compensation Plan


                                                                       Page


1.    Purpose...........................................................1
2.    Definitions.......................................................1
3.    Administration....................................................3
4.    Participation.....................................................3
5.    Deferrals.........................................................3
6.    Deferral Accounts.................................................4
7.    Company Matching Contributions....................................7
8.    Settlement of Deferral Accounts...................................7
9.    Provisions Relating to Section 16 of the Exchange Act
        and Section 162(m) of the Code.................................10
10.   Statements.......................................................11
11.   Sources of Stock; Shares Available for Delivery..................11
12.   Amendment and Termination........................................11
13.   General Provisions...............................................11
14.   Effective Date...................................................13



                  INTERNATIONAL FLAVORS & FRAGRANCES INC.


                         Deferred Compensation Plan

         1. Purpose. The purpose of this Deferred Compensation Plan (the "Plan") is to provide to members of a select group of management or highly compensated employees of International Flavors & Fragrances Inc. (the "Company") and its subsidiaries and/or its affiliates who are selected for participation in the Plan, and non-employee directors of the Company, a means to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles, in order to enhance the competitiveness of the Company's executive compensation program and, therefore, its ability to attract and retain qualified key personnel necessary for the continued success and progress of the Company, and to encourage such persons to retain a significant equity stake in the Company.

         2. Definitions. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

         (a) "Administrator" means the officer or committee of officers of the Company designated by the Committee to administer the Plan. Initially, the Administrator shall be the Company's administrative committee, the current members of which are the Executive Vice President, Global Business Development; the Executive Vice President, Global Operations; the Senior Vice President and Chief Financial Officer; the Senior Vice President and General Counsel; and the Vice President, Human Resources of the Company. The full Committee may perform any function of the Administrator hereunder, in which case the term "Administrator" shall refer to the Committee.

         (b) "Beneficiary" means any family member or members, including by marriage or adoption, any trust in which the Participant or any family member or members have more than 50% of the beneficial interest, any foundation in which the Participant or any family member or members control the management of assets, and any other entity in which the Participant or any family member or members own more than 50% of the voting interests, in each case designated by the Participant in his or her most recent written Beneficiary designation filed with the Committee as entitled to exercise rights or receive benefits under the Plan in connection with the Participant's Deferral Account (or any portion thereof), or if there is no surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to exercise rights or receive benefits under the Plan in connection with the Participant's Deferral Account on behalf or in lieu of such non-surviving designated Beneficiary.

         (c) "Board" or "Board of Directors" means the Board of Directors of the Company.

         (d) "Cash Deferral" means that portion of the assets of a Participant's Deferral Account which is attributable to cash-based deferrals made by Participant and investment results earned (or lost) thereon.

         (e) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

         (f) "Committee" means the Compensation Committee of the Board of Directors or such other committee designated under Section 3(b), to which the Board has delegated the authority to take action under the Plan. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

         (g) "Deferral Account" means the account or subaccount established and maintained by the Company for specified deferrals by a Participant, as described in Section 6. Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

         (h) "Deferred Stock" means a credit to the Participant's Deferral Account representing the right to receive one share of Stock for each share of Deferred Stock so credited, together with rights to dividend equivalents and other rights and limitations specified in the Plan.

         (i) "Disability" means a disability entitling the Participant to long-term disability benefits under the Company's long-term disability plan as in effect at the date of Participant's termination of employment.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

         (k) "Matching Account" means the subaccount under a Participant's Deferral Account which reflects Matching Contributions under the Plan and amounts of hypothetical income and appreciation and depreciation in value of such subaccount.

         (l) "Matching Contributions" means contributions to a Participant's Matching Account made in accordance with Section 7.

         (m) "Participant" means any employee of the Company or any subsidiary or affiliate who is designated by the Committee as eligible to participate and who participates or makes an election to participate in the Plan, or any non-employee director of the company who participates or makes an election to participate in the Plan.

         (n) "Prior Plan Deferrals" means deferrals of annual incentive awards payable under the International Flavors & Fragrances Inc. Management Incentive Compensation Plan and the International Flavors & Fragrances Inc. Special Executive Bonus Plan and deferrals by non-employee directors of the Company under the International Flavors & Fragrances Inc. Directors' Deferred Compensation Plan.

         (o) "Retirement" means a Participant's voluntary termination of employment (i) at or after attaining age 62 or (ii), in the case of a non-employee director of the Company, any termination of service as a director.

         (p) "Stock" means the Company's Common Stock or any other equity securities of the Company designated by the Administrator.

         (q) "Stock Units" or "Units" means stock unit awards granted under the Company's 2000 Stock Award and Incentive Plan, 2000 Supplemental Stock Award Plan, or other Company plans.

         (r) "Trust" means any trust or trusts established by the Company as part of the Plan; provided, however, that the assets of such trusts shall remain subject to the claims of the general creditors of the Company.

         (s) "Trustee" means the trustee of a Trust.

         (t) "Trust Agreement" means the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan, as amended or restated from time to time.

         (u) "Valuation Date" means the close of business on the last business day of each calendar quarter or other periodic date specified by the Administrator; provided, however, that in the case of termination of employment for reasons other than Retirement, death, or Disability, the Valuation Date means the close of business on the last business day of the year in which employment terminates, unless otherwise determined by the Administrator.

         3. Administration.

         (a) Authority. The Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan, and to determine whether to terminate participation of and accelerate distributions to Participants, including Participants who engage in activities competitive with or not in the best interests of the Company. The Administrator shall share in these powers, to the extent provided herein and subject to such limitations imposed by and oversight of the Committee. Any actions of the Committee and Administrator with respect to the Plan and determinations in all matters hereunder shall be conclusive and binding for all purposes and upon all persons, including the Company, Participants, employees, and non-employee directors (in their individual capacities) and their respective successors in interest (subject to the Board's and Committee's reserved authority hereunder).

         (b) Service on Committee or as Administrator. Members of the Committee shall be appointed by and remain in office at the will of, and may be removed with or without cause by, the Board. Persons serving as the Administrator shall be appointed by and remain in office at the will of, and may be removed with or without cause by, the Committee. Any member of the Committee or Administrator may resign at any time. The Committee or Administrator may delegate administrative and other functions under the Plan to officers or employees of the Company and its subsidiaries, or other agents, except as limited by the Plan. No member of the Committee or Administrator shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. No bond or other security shall be required in connection with the Plan of the Committee or the Administrator or any member thereof in any jurisdiction.

         (c) Limitation of Liability. Each member of the Committee or Administrator shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary or affiliate, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Committee or Administrator, nor any person to whom duties have been delegated under the Plan, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan, except for the willful misconduct or gross negligence of such member or person.

         4. Participation. The Committee shall determine those employees of the Company and its subsidiaries and/or affiliates, from among the executives who qualify as a select group of management or highly compensated employees, who will be eligible to participate in the Plan. Such persons shall be notified of such eligibility by the Administrator. The Committee may limit participation by otherwise eligible employees in its discretion, including, for example, for a specified period following a Participant's withdrawal from a Deferral Account under Section 8(f) or (g). In addition, each non-employee director of the Company shall be eligible to participate in the Plan.

         5. Deferrals. To the extent authorized by the Committee, a Participant may elect to defer compensation or awards which may be in the form of cash, Stock, Stock-denominated awards or other property to be received from the Company or a subsidiary or affiliate, including salary, annual bonus awards, long-term awards, retainer fees and meeting fees payable to a non-employee director, specified shares issuable on stock option exercise and compensation payable under other plans and programs, employment agreements or other arrangements, or otherwise, as may be provided under the terms of such plans, programs and arrangements or as designated by the Committee. Stock-denominated awards that the Committee may authorize for deferral include (i) Stock Units and (ii) the shares representing the profit upon exercise of stock options granted under any Company plan, in circumstances in which the option exercise price is paid by the surrender of previously acquired shares. (All deferrals of shares under the Plan are referred to as Deferred Stock, including awards originally denominated "restricted stock units"). The foregoing notwithstanding, an employee-Participant may defer, with respect to a given year, receipt of only that portion of the Participant's salary, annual bonus award, long-term award, shares issuable on stock option exercise and compensation payable under other plans and programs, employment agreements or other arrangements that exceeds the FICA maximum taxable wage base plus the amount necessary to satisfy Medicare and all other payroll taxes (other than Federal, state or local income tax withholding) imposed on the wages or compensation of such Participant from the Company and its subsidiaries and affiliates; this limitation shall not apply to non-employee directors, however. In addition to such limitation, and any terms and conditions of deferral set forth under plans, programs or arrangements from which receipt of compensation or awards is deferred, the Administrator may impose limitations on the amounts permitted to be deferred and other terms and conditions on deferrals under the Plan. Any such limitations, and other terms and conditions of deferral, shall be specified in documents setting forth terms and conditions of deferrals under the Plan, rules relating to the Plan or election forms, other forms, or instructions published by or at the direction of the Administrator. The Committee may permit awards and other amounts to be treated as deferrals under the Plan, including deferrals that may be mandatory as determined by the Committee in its sole discretion or under the terms of another plan or arrangement of the Company, for administrative convenience or otherwise to serve the purposes of the Plan and such other plan or arrangement.

         (a) Elections. Once an election form, properly completed, is received by the Company, the elections of the Participant shall be irrevocable; provided, however, that the Administrator may in its discretion determine that elections are revocable until the deadline specified for the filing of such election; provided further, that the Administrator may, in its discretion, permit a Participant to elect a further deferral of amounts credited to a Deferral Account by filing a later election form; and provided, further, that, unless otherwise approved by the Administrator, any election to further defer amounts credited to a Deferral Account must be made at least one year prior to the date such amounts would otherwise be payable.

         (b) Date of Election. An election to defer compensation or awards hereunder must be received by the Administrator prior to the date specified by or at the direction of the Administrator. Under no circumstances may a Participant defer compensation or awards to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation or awards.

         6. Deferral Accounts.

         (a) Establishment; Crediting of Amounts Deferred. One or more Deferral Accounts will be established for each Participant, as determined by the Administrator. The amount of compensation or awards deferred with respect to each Deferral Account will be credited to such Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder, unless otherwise determined by the Administrator. With respect to any fractional shares of Stock or Stock-denominated awards, the Administrator shall determine whether to credit the Deferral Account with a fraction of a share, to pay cash in lieu of the fractional share or carry forward such cash amount under the Plan, round to the nearest whole share, round to the next whole share, or round down to eliminate the fractional share or otherwise make provision for the fractional share. Amounts of hypothetical income and appreciation and depreciation in value of such account will be credited and debited to, or otherwise reflected in, such Account from time to time. Unless otherwise determined by the Administrator (including under Section 6(e)), Cash Deferrals shall be deemed invested in a hypothetical investment as of the date of deferral.

         (b) Investment Vehicles.

               (i) Subject to the provisions of this Section 6(b) and Sections 6(d) and 9, Cash Deferral amounts shall be deemed to be invested, at the Participant's direction, in one or more investment vehicles as may be specified from time to time by the Committee; provided, however, that the Administrator may expressly reserve the right to approve or disapprove any investment direction given by a Participant. The Committee may, but is not required to, permit Cash Deferrals to be deemed invested in Deferred Stock, subject to Section 11. The Committee may change or discontinue any hypothetical investment vehicle available under the Plan in its discretion; provided, however, that each affected Participant shall be given the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his or her Cash Deferral amount deemed invested in the discontinued investment vehicle among the other hypothetical investment vehicles, including any replacement vehicle.

               (ii) Amounts credited as Deferred Stock to a Participant's Deferral Account (whether or not as a result of a Cash Deferral) may not be reallocated or deemed reinvested in any other investment vehicle, but shall remain as Deferred Stock until such time as the Deferral Account is settled in accordance with
                      Section 8.

               (iii) Subject to Section 11, the Committee may provide for crediting of additional Deferred Stock as a premium or inducement to Participants to elect deferrals that will be credited as Deferred Stock; provided, however, that the crediting of any such additional Deferred Stock on deferrals by non-employee directors shall be subject to approval of the Board. Such additional Deferred Stock shall not exceed 40% of the number of shares of Deferred Stock resulting from the Participant's deferral. Such additional Deferred Stock shall be subject to such vesting and forfeiture conditions as the Committee may specify.

         (c) Dividend Equivalents and Adjustments. Deferred Stock credited to a Participant's Deferral Account will be credited with Dividend Equivalents and subject to adjustment as provided in this Section 6(c):

               (i) Cash Dividends. If the Company declares and pays a cash dividend on Stock, then a number of additional shares of Deferred Stock shall be credited to a Participant's Deferral Account as of the payment date for such dividend equal to (A) the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend, multiplied by
                      (B) the amount of cash actually paid as a dividend on each share at such payment date, divided by (C) the fair market value of a share of Stock at such payment date. The Administrator shall determine how amounts that would be credited or settled as fractional shares shall be treated under the Plan in accordance with Section 6(a) hereof.

               (ii) Non-Stock Dividends. If the Company declares and pays a dividend on Stock in the form of property other than shares of Stock, then a number of additional shares of Deferred Stock shall be credited to a Participant's Deferral Account as of the payment date for such dividend equal to (A) the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend, multiplied by
                      (B) the fair market value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (C) the fair market value of a share of Stock on the day after such payment date. The Administrator shall determine how amounts that would be credited or settled as fractional shares shall be treated under the Plan in accordance with Section 6(a) hereof.

               (iii) Stock Dividends and Splits. If the Company declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional shares of Deferred Stock shall be credited to Participant's Deferral Account as of the payment date for such dividend or forward Stock split equal to (A) the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend or split, multiplied by (B) the number of additional shares actually paid as a dividend or issued in such split in respect of each share of Stock. The Administrator shall determine how amounts that would be credited or settled as fractional shares shall be treated under the Plan in accordance with Section 6(a) hereof.

               (iv) Modifications to Dividend Equivalents Policy. Other provisions of this Section 6(c) notwithstanding, the Administrator may modify the manner of payment or crediting of Dividend Equivalents hereunder, in order to coordinate the value of Deferral Accounts with any trust holding shares established under Section 6(e), for administrative convenience, or for any other reason.

               (v) Adjustments. The number of shares of Deferred Stock credited to the Participant's Account may be adjusted by the Committee in order to prevent dilution or enlargement of Participants' rights with respect to Deferred Stock, in the event of any unusual corporate transaction or event which affects the value of Common Stock, provided that any such adjustment shall be made taking into account any crediting of Deferred Stock to the Participant under other provisions of this Section 6(c) in connection with such transaction or event.

         (d) Allocation and Reallocation of Hypothetical Investments. A Participant may allocate the Cash Deferral portion of his or her Deferral Account to one or more of the hypothetical investment vehicles authorized under the Plan. Subject to Section 6(b)(ii) and any rules established by the Administrator, a Participant may reallocate such Cash Deferrals as of the Valuation Date or other date specified by the Administrator at or following the filing of Participant's election to one or more of such hypothetical investment vehicles, by filing with the Administrator a notice in such form as may be specified by the Administrator. The Administrator may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of specified investment vehicles or specify minimum or maximum amounts that may be allocated or reallocated by Participants.

         (e) Trusts. The Administrator may, in its discretion, establish one or more Trusts (including sub-accounts under such Trust(s)), and deposit therein amounts of cash, Stock, or other property in connection with the Company's obligations with respect to a Participant's Deferral Account established under this Section 6. If so determined by the Administrator in any case in which the amounts deposited represent the economic equivalent of the Participant's deemed investment in his or her Deferral Account, the amounts of hypothetical income and appreciation and depreciation in value of such Deferral Account shall be equal to the actual income on, and appreciation and depreciation of, the assets in such Trust(s). Other provisions of this Section 6 notwithstanding, the timing of allocations and reallocations of assets in such a Deferral Account, and the investment vehicles available with respect to the Cash Deferral portion of the Deferral Account, may be varied to reflect the timing of actual investments of the assets of such Trust(s) and the actual investments available to such Trust(s). Assets deposited in such Trust may not be paid out to the Company, except to the extent that (i) such assets are held by the Trust in connection with the Deferral Account of a specified Participant and the Company has made payments in settlement of such Participant's Deferral Account, (ii) the assets of the Trust exceed the deferred compensation liabilities of the Company under the Plan by more than 25% of the amount of such deferred compensation liabilities, or (iii) a creditor of the Company may attach the assets of the Trust, consistent with the status of Trust as a "rabbi" trust.

         (f) Restrictions on Participant Direction. The provisions of
Section 6(b), 6(d), and 7(c) notwithstanding, the Administrator may restrict or prohibit reallocations of amounts deemed invested in specified investment vehicles, and subject such amounts to a risk of forfeiture and other restrictions, in order to conform to restrictions applicable to Stock, a Stock-denominated award, or any other award or amount deferred under the Plan and resulting in such deemed investment, to comply with any applicable law or regulation, or for such other purpose as the Administrator may determine is not inconsistent with the Plan.

         7. Company Matching Contributions.

         (a) Amount of Matching Contributions To Be Credited. With respect to each employee-Participant who makes Cash Deferrals under this Plan in a calendar year, the Company shall, on its books, credit a Matching Contribution to such Participant's Matching Account as described in this
Section 7. The amount of Matching Contribution the Company shall credit to a Participant in a calendar year shall be equal to the results of (i) minus
(ii), as follows:

               (i) the amount of the Company's matching contributions which were actually made and which would have been made on behalf of the Participant under the Retirement Investment Fund Plan (the "RIFP), determined on the basis of the Participant's actual "pre-tax contributions" and "after-tax contributions" (as those terms are defined under the RIFP), plus the amount of Company matching contributions which would have been made on account of the Participant's Cash Deferrals in such calendar year if such Cash Deferrals had instead been contributions by the Participant to the RIFP for the plan year and disregarding any reduction in Company matching contributions required under the RIFP due to the application of the limitations set forth in Section 401(a)(17), 401(k), 401(m), 402(g), and 415 of the
                      Internal Revenue Code (the "Statutory Limitations"), minus

               (ii) the amount of Company matching contributions that were made by the Company on behalf of a Participant under the RIFP for such plan year and allocated to the Participant's accounts under the RIFP.

Matching Contributions are subject to any limitation or maximum imposed under the RIFP apart from the Statutory Limitations, and the Committee may in its discretion further limit Matching Contributions under the Plan (but Participants shall be given notice of any such further limitation prior to the effectiveness of an irrevocable deferral election that would be affected thereby).

         (b) Time of Crediting of Matching Contributions. The Matching Contributions with respect to a Participant pursuant to (a) above shall be credited to the Participant's Matching Account at the same times as like matching contributions would have been credited to the Participant's matching account under the RIFP.

         (c) Vesting of Matching Account; Other Plan Rules Applicable. Matching Contributions on behalf of a Participant and the Participant's Matching Account shall be subject to the vesting rules and risks of forfeiture that would have applied to like matching contributions to the Participant and the Participant's matching account under the RIFP. In other respects, such Matching Contributions and Matching Account shall be subject to the same rules, applied separately, as the rules that apply to the Participant's Cash Deferrals and Deferral Account under the Plan.

         8. Settlement of Deferral Accounts.

         (a) Form of Payment. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, as follows:

               (i) with respect to Cash Deferrals, payment of cash or, in the discretion of the Administrator, by delivery of other liquid assets (including Stock) having a fair market value equal to the Cash Deferral amount credited to the Deferral Account; provided, however, that, to the extent practicable, any assets delivered in settlement of Cash Deferrals shall be of the same type or kind as the investment vehicle in which those Cash Deferrals were deemed invested at the time of settlement; or

               (ii) with respect to Stock based deferral amounts, by delivery of shares of Stock, including shares of Stock delivered out of the assets of the Trust.

         (b) Forfeitures Under Other Plans and Arrangements. To the extent that Stock or any other award or amount (i) is deposited in a Trust pursuant to Section 6 in connection with a deferral of Stock, a Stock-denominated award, or any other award or amount under another plan, program, employment agreement or other arrangement, or otherwise is deemed to be deferred under the Plan without such a deposit, and (ii) is forfeited pursuant to the terms of such plan, program, agreement or arrangement, the Participant shall not be entitled to the value of such Stock and other property related thereto (including without limitation, dividends and distributions thereon) or other award or amount, or proceeds thereof. Any Stock or Stock-denominated awards, other property or other award or amount (and proceeds thereof) forfeited shall be returned to the Company.

         (c) Timing of Payments.

               (i) Generally, the Administrator shall determine minimum and maximum deferral periods and any limitations on terms of deferrals (such as number of installments and periods over which installments will be paid), provided that any terms permitting settlement more than ten years after the date of a Participant's termination of employment with the Company and its subsidiaries must be approved by the Committee. Subject to these limitations, payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, as may be directed by the Participant in his or her election relating to such Deferral Account, provided that, except with respect to Prior Plan Deferrals (the timing of settlement of which, in each case, shall be determined in accordance with the terms of Section 8(c)(ii) hereof) or as otherwise determined by the Administrator, in the event of termination of employment for reasons other than Retirement, death or Disability, a single lump sum payment in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made as promptly as practicable following the next Valuation Date, unless otherwise determined by the Administrator; and provided further, that payments in settlement of a Deferral Account will be made in accordance with
                      Section 8(d) in the event of a Change in Control.

               (ii) On or before June 1, 2001, each Participant who has Prior Plan Deferrals, shall be required to make a new election with respect to the timing of settlement of his or her Prior Plan Deferrals (including earnings thereon). Specifically, each such Participant shall make a single election which shall be applicable to all of his or her Prior Plan Deferrals (including earnings thereon), to have (1) payments made in a number of installments which is not less than the least number, and not greater than the greatest number, of installments previously elected by the Participant with respect to any such Prior Plan Deferral and (2) payment commence on a date that occurs no sooner than the earliest and no later than the latest payment commencement date previously elected by such Participant with respect to any such Prior Plan Deferral. In the event a Participant who has Prior Plan Deferrals does not make the foregoing election on or before June 1, 2001, such Participant will be deemed to have elected to have (1) payments made in a number of installments equal to the least number of installments previously elected by such Participant with respect to any such Prior Plan Deferral and (2) payment commence on the earliest payment date previously elected by such Participant with respect to any such Prior Plan Deferral.

         (d) Change in Control. In the event of a "Change in Control," as defined under Section 8(e), the following provisions shall apply:

               (i) All deferral periods will be automatically accelerated to end at the time of the Change in Control, and each Deferral Account will be settled within five business days after the end of the deferral period, provided that the Committee may accelerate this settlement (for all or specified parts of a Deferral Account) in anticipation of a Change in Control for any reason, subject to such conditions as the Committee may impose; provided, however, that, if so determined by the Committee (and subject to Section 5(b)), the Participant may waive the accelerated settlement provided under this
                      Section 8(d)(i); and

               (ii) At all times after the Change in Control, in addition to any trustee or other fiduciary under the Plan and any Trust established hereunder, the individual serving as the Chief Executive Officer of the Company immediately prior to the Change in Control shall be a fiduciary with the full authority and the obligation to take any required or appropriate action to cause the Company and any such Trust to pay amounts in settlement and provide the benefits to the Participants in accordance with the Plan.

         (e) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if, after the effective date of the Plan, there shall have occurred any of the following:

               (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a "40% Beneficial Owner." For purposes of this provision, a "40% Beneficial Owner" shall mean a person who is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then-outstanding voting securities; provided, however, that the term "40% Beneficial Owner" shall not include any person who was a beneficial owner of outstanding voting securities of the Company at February 20, 1990, or any person or persons who was or becomes a fiduciary of any such person or persons who is, or in the aggregate, are a "40% Beneficial Owner" (an "Existing Shareholder"), including any group that may be formed which is comprised solely of Existing Shareholders, unless and until such time after February 20, 1990 as any such Existing Shareholder shall have become the beneficial owner (other than by means of a stock dividend, stock split, gift, inheritance or receipt or exercise of, or accrual of any right to exercise, a stock option granted by the Company or receipt or settlement of any other stock-related award granted by the Company) by purchase of any additional voting securities of the Company; and provided further, that the term "40% Beneficial Owner" shall not include any person who shall become the beneficial owner of 40% or more of the combined voting power of the Company's then-outstanding voting securities solely as a result of an acquisition by the Company of its voting securities, until such time thereafter as such person shall become the beneficial owner (other than by means of a stock dividend or stock split) of any additional voting securities and becomes a 40% Beneficial Owner in accordance with this Section 8(e);

               (ii) Individuals who on the effective date of the Plan constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election consent, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on such effective date or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

               (iii) There is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, if, immediately following consummation of any of the foregoing, either (A) individuals who, immediately prior to such consummation, constitute the Board do not constitute at least a majority of the members of the board of directors of the Company or the surviving or parent entity, as the case may be, or (B) the voting securities of the Company outstanding immediately prior to such recommendation do not represent (either by remaining outstanding or by being converted into voting securities of a surviving or parent entity) at least 60% or more of the combined voting power of the outstanding voting securities of the Company or such surviving or parent entity; or

               (iv) The shareholders of the Company have approved a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction have a similar effect).

         (f) Financial Emergency and Other Payments. Other provisions of the Plan (except Section 9) notwithstanding, if, upon the written application of a Participant, the Administrator determines that the Participant has a financial emergency of such a substantial nature, beyond the Participant's control, and as to which the Participant lacks other readily available assets that could be used to timely address the emergency, so that payment of amounts previously deferred under the Plan is warranted, the Administrator may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment.

         (g) Voluntary Withdrawal With 10% Penalty. A Participant may voluntarily withdraw all or a portion of the portion of his or her Deferral Account balance that is not attributable to salary deferrals upon 30 days' notice to the Administrator, subject to a penalty equal to 10% of the amount withdrawn; provided, however, that the Participant shall have no right to withdraw Deferred Stock under this Section 8(g) if the existence of such right would result in "variable" accounting under APB 25 (or any successor accounting authority) with respect any Deferred Stock, if any withdrawal otherwise would result in adverse accounting or tax consequences to the Company, or if such withdrawal is otherwise not approved by the Administrator. The amount of any penalty under this Section 8(g) will be forfeited.

         9. Provisions Relating to Section 16 of the Exchange Act and
Section 162(m) of the Code.

         (a) Avoidance of Liability Under Section 16. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act, the Administrator shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3 or otherwise will not result in liability under Section 16(b) of the Exchange Act.

         (b) Compliance with Code Section 162(m). It is the intent of the Company that any compensation (including any award) deferred under the Plan by a person who is, with respect to the year of payout, determined by the Administrator likely to be a "covered employee" within the meaning of Code
Section 162(m) and regulations thereunder, shall not, as a result of deferral hereunder, become compensation with respect to which the Company would not be entitled to a tax deduction under Code Section 162(m). Accordingly, unless otherwise determined by the Administrator, if any payment in settlement of a Deferral Account would be subject to a loss of deductibility by the Company at the a time of scheduled settlement hereunder, the terms of such deferral shall be automatically modified to the extent necessary to ensure that the compensation will be, at the time of settlement hereunder, fully deductible by the Company.

         10. Statements. The Administrator will furnish statements, at least once each calendar year, to each Participant reflecting the amounts credited to a Participant's Deferral Accounts, transactions therein since the date reported on in the last previous statement, and other information deemed relevant by the Administrator.

         11. Sources of Stock; Shares Available for Delivery. Shares of Stock deliverable in settlement of Deferred Stock, including shares deposited under the Plan in a Trust pursuant to Section 6, in connection with a deferral of a Stock-denominated award granted or acquired under another plan, program, employment agreement or other arrangement that provides for the issuance of shares, shall be deemed to have originated, and shall be counted against the number of shares reserved, under such other plan, program or arrangement. Shares of Stock actually delivered in settlement of such deferral shall be originally issued shares or treasury shares in accordance with the terms of such other plan, program or arrangement. In the case of shares deliverable in connection with Deferred Stock credited in connection with Dividend Equivalents, or if the Committee authorizes deemed investments in Deferred Stock by Participants deferring cash, any shares to be deposited under the Plan in a Trust in connection with such deemed investments in Deferred Stock or otherwise to be delivered in settlement of such Deferred Stock shall be solely treasury shares or shares acquired in the market by or on behalf of the Trust. For this purpose, a total of 4,000,000 treasury shares are hereby reserved for delivery in connection with such Deferred Stock.

         12. Amendment and Termination. The Committee may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, stockholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account. The foregoing notwithstanding, the Committee may terminate the Plan (in whole or in part) and distribute to Participants (in whole or in part) the amounts credited to his or her Deferral Accounts, and reserves the right to accelerate the settlement of any individual Participant's Deferral Account (in whole or in part). The termination of the Plan, and any amendment or alteration to the Plan that is beyond the scope of the authority or the Committee, shall be subject to the approval of the Board of Directors.

         13. General Provisions.

         (a) Limits on Transfer of Awards. No right, title or interest of any kind in the Plan or to a Deferral Account, payment or right under the Plan shall be transferable or assignable by a Participant or his or her Beneficiary, shall be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, or shall be subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary, except that rights to payment may be transferred in connection with the death of a Participant by will or the laws of descent and distribution or pursuant to a valid Beneficiary designation filed with the Administrator in accordance with such rules as the Administrator may prescribe. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan (except as permitted in connection with the Participant's death) shall be void.

         (b) Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Deferral Account to which the payments relate against the Company or any subsidiary or affiliate, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect. In the case of any payment under the Plan of less than all amounts then credited to an account in the form of Deferred Stock, the amounts paid shall be deemed to relate to the Deferred Stock credited to the account at the earliest time.

         (c) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of Trusts, including but not limited to the Trusts referred to in Section 6 hereof, or make other arrangements to meet the Company's obligations under the Plan, which Trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

         (d) Compliance. A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or By-Laws, or any other law, regulation, or binding contract to which the Company is a party.

         (e) Other Participant Rights. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of Stock equivalents or other amounts to a Deferral Account, or the creation of any Trust and deposit of such Stock therein, except at such time as Stock may be actually delivered in settlement of a Deferral Account. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or a subsidiary or affiliate or to continue to serve as a director, or to interfere in any way with the right of the Company or a subsidiary or affiliate to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 13(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

         (f) Tax Withholding. The Company and any subsidiary or affiliate shall have the right to deduct from amounts otherwise payable by the Company or any subsidiary or affiliate to the Participant, including compensation not subject to deferral as well as amounts payable hereunder in settlement of the Participant's Deferral Account, any sums that federal, state, local or foreign tax law requires to be withheld with respect to the deferral of compensation hereunder, transactions affecting the Participant's Deferral Account, and payments in settlement of the Participant's Deferral Account, including FICA, Medicare and other employment taxes. Shares may be withheld to satisfy such mandatory withholding obligations in any case where taxation would be imposed upon the delivery of shares, except that shares issued or delivered under any plan, program, employment agreement or other arrangement may be withheld only in accordance with the terms of such plan, program, employment agreement or other arrangement and any applicable rules, regulations, or resolutions thereunder. No amounts deferred by non-employee directors under the Plan will be subject to withholding.

         (g) Right of Setoff. The Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary may owe to the Participant from time to time, including amounts payable in connection with Participant's Deferral Account, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By electing to participate in the Plan and defer compensation hereunder, the Participant agrees to any deduction or setoff under this
Section 13(g).

         (h) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any document hereunder shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

         (i) Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account and neither the Company, the Committee nor the Administrator shall be liable or responsible therefor.

         (j) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

         (k) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         (l) Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

         14. Effective Date The Plan shall be effective as of June 1, 2001.